Exhibit (a)(1)(xxiii)

February 28, 2005
                           OFFER DEADLINE EXTENDED AND
                           ---------------------------
                        MATERIAL CHANGE CONDITION WAIVED
                        --------------------------------

Dear Elmer's Shareholder:

Your shares in Elmer's Restaurants, Inc, (Nasdaq symbol:ELMS) are the subject of a tender offer pursuant to the Schedule TO-T/13E-3 filed with the Securities and Exchange Commission ("SEC") on December 20, 2004, as amended January 18, 2005 and February 8, 2005 (the "Offer"). ERI Acquisition Corp. ("Purchaser") has made a cash tender offer to purchase your shares of common stock for $7.50 per share. Purchaser has extended the Offer until March 10, 2005.

In addition, on February 28, 2005, Purchaser announced that it had waived the material adverse change condition to the Offer with respect to the February 15, 2005 announcement by the Oregon State Lottery Director. Please see Amendment No. 9 to the Offer filed with the SEC February 17, 2005 and Amendment No. 10 to the Offer filed with the SEC February 28, 2005 for more information regarding the material adverse change and its waiver. Purchaser is proceeding with the Offer. All other terms of the Offer remain unchanged. IF YOU HAVE ALREADY TENDERED YOUR SHARES, YOU DO NOT NEED TO TAKE ANY FURTHER ACTION TO PARTICIPATE IN THE OFFER.

Elmer's shareholders and other interested parties are urged to read the terms of the Offer and other relevant documents filed with the SEC, because they contain important information and the complete terms and conditions of the Offer. The documents, including the amendments, are available from the Information Agent for the Offer, Robert Roach, at OTR, Inc. (503) 225-0375 and also available online on the SEC's EDGAR system www.sec.gov and at www.elmers-restaurants.com (click on Financial Information and look for Acquiring Group Documents).

IF YOU WISH TO TENDER YOUR SHARES AND HAVE POSSESSION OF YOUR STOCK CERTIFICATE(S):

         1)  FILL IN AND SIGN PAGE 3 OF THIS LETTER
         2)  COMPLETE THE W-9 FORM ON PAGE 4
         3)  SEND THESE TWO PAGES AND YOUR STOCK CERTIFICATES TO:

                                    OTR, Inc.
                           1000 SW Broadway, Suite 920
                             Portland, Oregon 97205
                               Attn.: Robert Roach
                            Telephone (503) 225-0375

YOUR RESPONSE MUST BE RECEIVED BEFORE THE SCHEDULED EXPIRATION DATE OF THE OFFER ON MARCH 10, 2005.

IF YOU DO NOT HAVE YOUR STOCK CERTIFICATE(S), YOU MAY STILL TENDER YOUR SHARES. CALL THE INFORMATION AGENT FOR INSTRUCTIONS ON THE GUARANTEED DELIVERY PROCESS DESCRIBED IN THE LETTER OF TRANSMITTAL.

If you have any questions regarding the tender offer or how to tender your shares, please feel free to contact the Information Agent for the tender offer, Robert Roach, of OTR, Inc. at (503) 225-0375.

Sincerely,
/s/ BRUCE N. DAVIS
Bruce N. Davis
President, ERI Acquisition Corp.

Additional tender offer materials (such as this letter) published, sent or given to security holders after commencement of a tender offer must include the information described in SEC Rule 14d-6(b). The information that must be disclosed pursuant to SEC Rule 14d-6(b) is set forth on the reverse side of this letter.
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               INFORMATION REQUIRED PURSUANT TO SEC RULE 14D-6(B)

IDENTITY OF THE SUBJECT COMPANY:         Elmer's Restaurants, Inc., an Oregon
                                         corporation (the "Company").

IDENTITY OF THE BIDDER:                  ERI Acquisition Corp., an Oregon
                                         corporation ("Purchaser") led by Bruce
                                         N. Davis, Chairman of the Board,
                                         President and Chief Executive Officer
                                         of the Company, William W. Service, a
                                         director and the former Chief Executive
                                         Officer of the Company, Thomas C.
                                         Connor, Corydon H. Jensen, Jr., Dennis
                                         M. Waldron, Richard C. Williams, and
                                         Donald W. Woolley, each of whom is a
                                         member of the Company's board of
                                         directors, Linda Ellis-Bolton, Karen K.
                                         Brooks, Richard P. Buckley, David D.
                                         Connor, Stephanie M. Connor, Debra A.
                                         Woolley-Lee, Douglas A. Lee, David C.
                                         Mann, Sheila J. Schwartz, Gerald A.
                                         Scott, a Vice President of the Company,
                                         Gary N. Weeks, Gregory W. Wendt, Dolly
                                         W. Woolley, and Donna P. Woolley (each
                                         a "Continuing Shareholder" and
                                         collectively, the "Continuing
                                         Shareholders").

AMOUNT AND CLASS OF SECURITIES BEING     Purchaser has offered to purchase all
SOUGHT:                                  of the outstanding shares of the
                                         Company's no par value common stock
                                         ("Shares") not already owned by the
                                         Continuing Shareholders. As of February
                                         3, 2005, 1,842,945 Shares were
                                         outstanding, of which the Continuing
                                         Shareholders collectively owned
                                         1,086,344 Shares. In addition, as of
                                         February 3, 2005, options held by
                                         individuals other than the Continuing
                                         Shareholders to acquire up to 128,098
                                         Shares were outstanding and had an
                                         exercise price less than the Offer
                                         Price. Shares issued upon exercise of
                                         such options will also be subject to
                                         the tender offer.

TYPE AND AMOUNT OF CONSIDERATION BEING   Purchaser is offering to pay $7.50 per
OFFERED:                                 Share in cash, without interest and
                                         less any required withholding taxes.

SCHEDULED EXPIRATION DATE:               You may tender your Shares until 5:00
                                         p.m., Eastern Standard Time, on March
                                         10, 2005, which is the scheduled
                                         expiration date of the offering period,
                                         unless Purchaser decides to extend the
                                         offering period.

EXTENSION OF TENDER OFFER:               Purchaser may elect to extend the
                                         tender offer if all of the conditions
                                         have not been satisfied or waived by
                                         the scheduled expiration date.
                                         Purchaser can extend the tender offer
                                         by issuing a press release no later
                                         than 9:00 a.m., Eastern Standard Time,
                                         on the business day following the
                                         scheduled expiration date of the tender
                                         offer, stating the extended expiration
                                         date and the approximate number of
                                         Shares tendered to date.

                                    IMPORTANT
                             Shareholders: Sign Here
               (and Complete Substitute Form W-9 Included Herein)

 SIGN HERE _______________________________________________________ SIGN HERE

________________________________________________________________________________
                           (Signature(s) of Owner(s))

Name(s):________________________________________________________________________
                                 (Please Print)

Name of Firm:___________________________________________________________________
                                 (Please Print)

Capacity (full title):__________________________________________________________
                               (See Instruction 5)

Address:________________________________________________________________________
                               (Include Zip Code)

Area Code and Telephone Number:_________________________________________________

Taxpayer Identification or
Social Security Number:_________________________________________________________
                            (See Substitute Form W-9)

Dated:______________________________

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5 of the Letter of Transmittal, as amended.)
























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SUBSTITUTE                               PART I - Taxpayer Identification
                                         Number - For all accounts, enter            __________________________
FORM W-9                                 your taxpayer identification number           Social Security Number
                                         on the appropriate line to the
DEPARTMENT OF THE TREASURY               right.  (For most individuals, this                     Or
INTERNAL REVENUE SERVICE                 is your social security number, see
                                         Obtaining a Number in the enclosed          __________________________
PAYER'S REQUEST FOR TAXPAYER             Guidelines and complete as                Employer Identification Number
IDENTIFICATION NUMBER ("TIN")            instructed.)  Certify by signing and
                                         dating below.  Note: If the account    (If awaiting TIN write "Applied For")
                                         is in more than one name, see the
                                         chart in the enclosed guidelines to
                                         determine which number to give the
                                         payor.
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PART II - For Payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.
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PART III - CERTIFICATION - Under penalties of perjury, I certify that:
(1)      The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and
(2)      I am not subject to backup withholding either because I have not been notified by the Internal Revenue
         Service (the "IRS") that I am subject to withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS - You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2). (Also see instructions in the enclosed guidelines).
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Signature ________________________________________________    Date________________________
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NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU
         PURSUANT TO THIS TRANSACTION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER
         IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

         YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU ARE AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER
         IDENTIFICATION NUMBER.

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                               CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

         I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate
Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part I of the
Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number),
if I do not provide a correct taxpayer identification number to the Payor within sixty (60) days, 28% of any reportable payments made to me thereafter may be withheld.

Signature ________________________________________________    Date________________________

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